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                                                                     EXHIBIT 5.1

              [LETTERHEAD OF DUNN SWAN & CUNNINGHAM APPEARS HERE]

                                   March 29, 1999


  Board of Directors
  The viaLink Company
  13800 Benson Road
  Edmond, Oklahoma 73013-6417


  Ladies and Gentlemen:


       Reference is made to Post Effective Amendment No. 1 to Form SB-2 Registration Statement (Registration No. 333-5038-D) under the Securities Act of 1933, as amended, as filed with the United States Securities and Exchange Commission (the "Amended Registration Statement"), with respect to the proposed initial issuance by The viaLink Company (the "Company") of (i) 920,000 shares of common stock, $.001 par value (the "Common Stock") to the holders of Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") and (ii) 180,000 shares of Common Stock to the holders of underwriter warrants and warrant underwriter warrants (collectively, the "Warrants") upon exercise of the Warrants, which are to be offered for resale by those selling shareholders identified in the Amended Registration Statement.

       Based upon the Amended Registration Statement (including the Prospectus contained therein and the exhibits thereto) and a certificate of the Secretary of State of the State of Oklahoma, we are of the opinion that:

       1. The Company is duly organized and existing under the laws of the State of Oklahoma;

       2. The 920,000 shares of Common Stock to be sold by the Company to the holders of the Redeemable Warrants upon exercise of the Redeemable Warrants and against payment therefor in accordance with the Redeemable Warrants will be legally issued, fully paid and not liable for further call or assessment under the Oklahoma General Corporation Act; and

       3. The 180,000 shares of Common Stock to be sold by the Company to the holders of the Warrants upon exercise of the Warrants and against payment therefor in accordance with the underwriter warrants and warrant underwriter warrants will be legally issued, fully paid and not liable to further call or assessment under the Oklahoma General Corporation Act.
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  [LETTERHEAD OF DUNN SWAN & CUNNINGHAM APPEARS HERE]

  Board of Directors
  The viaLink Company
  March 25, 1999
  Page 2


       We hereby consent to the use of this opinion in the Amended Registration Statement and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Amended Registration Statement.


                                Very truly yours,

                                DUNN SWAN & CUNNINGHAM